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                                                                    Exhibit 24.1



                            Form of power of attorney


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce D. Hansen, Joy E. Hansen and Timothy J. Schmitt, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, in his name and on his behalf, to do any and all acts and things and to execute any and all instruments which they and each of them may deem necessary or advisable to enable Newmont Mining Corporation (the "Corporation") to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Act of shares of capital stock of the Corporation to be issued or made available for issuance, pursuant to the Agreement and Plan of Merger, dated as of June 21, 2000, among the Corporation, Bounty Merger Corporation, a wholly owned subsidiary of the Corporation and Battle Mountain Gold Company and the transactions contemplated thereby (including without limitation, the exchange of Common Stock of the Corporation for the Exchangeable Shares of Battle Mountain Canada Ltd.), including power and authority to sign his name in any and all capacities (including his capacity as a Director and/or Officer of the Corporation) to one or more Registration Statements on Form S-4, on Form S-8 and on Form S-3 or such other form as may be appropriate, and to any and all amendments, including post-effective amendments, to any such Registration Statements, and to any and all instruments or documents filed as part of or in connection with any such Registration Statements or any amendments thereto; and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall lawfully do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in any number of counterparts each of which when executed shall be an original, but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have subscribed these presents as of ___________________, 2000.


Signature                              Title
---------                              -----

/s/ Vincent A. Calarco
-------------------------------        Director
Vincent A. Calarco

/s/ Ronald C. Cambre
-------------------------------        Chairman and Chief Executive Officer
Ronald C. Cambre                       and Director
                                       (Principal Executive Officer)

/s/ James T. Curry, Jr.
-------------------------------        Director
James T. Curry, Jr.

-------------------------------        Director
Joseph P. Flannery
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/s/ Leo I. Higdon, Jr.
-------------------------------        Director
Leo I. Higdon, Jr.

/s/ Robert J. Miller
-------------------------------        Director
Robert J. Miller

/s/ Wayne W. Murdy
-------------------------------        President and Director
Wayne W. Murdy

/s/ Robin A. Plumbridge
-------------------------------        Director
Robin A. Plumbridge

/s/ Robert H. Quenon
-------------------------------        Director
Robert H. Quenon

/s/ Moeen A. Qureshi
-------------------------------        Director
Moeen A. Qureshi

/s/ Michael K. Reilly
-------------------------------        Director
Michael K. Reilly

/s/ James V. Taranik
-------------------------------        Director
James V. Taranik

/s/ William I.M. Turner, Jr.
-------------------------------        Director
William I.M. Turner, Jr.

/s/ Bruce D. Hansen
-------------------------------        Senior Vice President and Chief
Bruce D. Hansen                        Financial Officer
                                       (Principal Financial Officer)

/s/ Linda K. Wheeler
-------------------------------        Vice President and Controller
Linda K. Wheeler                       (Principal Accounting Officer)